Exhibit 99.99

Deer Consumer Products, Inc. Announces Record Second Quarter 2011 Financial Results, Declares 3rd Quarter Dividend of $0.05 per Share, Affirms 2011 Financial Guidance

NEW YORK, August 9, 2011 /PRNewswire/ --

•	Q2/2011 revenue of $45.1 million, an increase of 31% from Q2/2010
•	Q2/2011 net income of $7.3 million, an increase of 22% from Q2/2010
•	Fully diluted earnings per share of $0.22, an EPS increase of 22% from Q2/2010
•	Anticipates favorable Chinese domestic consumer market environment for continued growth in 2011
•	Board of Directors declares $0.05 per share quarterly dividend for the 3rd quarter
•	Affirms and potentially exceeds the current 2011 financial guidance

Deer Consumer Products, Inc.(Nasdaq: DEER) (website: http://www.deerinc.com/), a leading provider of "DEER" branded household consumer products to Chinese consumers and a leading vertically integrated manufacturer of small household and kitchen appliances for global customers, announces today record financial results for the second quarter ended June 30, 2011.

Q2/2011 REVENUE

Second quarter revenue was $45.1 million, an increase of $10.7 million or 31% from $34.5 million for the three months ended June 30, 2010. Approximately 65% of the sales in the second quarter were generated from China's domestic markets while approximately 35% were from export markets. The increase in revenues was a result of our expansion of sales in the China domestic market. We were also able to raise the average selling prices of our products during the quarter and maintained healthy profit margins across our product lines.

Q2/2011 GROSS PROFIT MARGIN

Our gross profit margin was approximately 29% for the three months ended June 30, 2011, which reflects blended profit margins between our higher margin China domestic sales and generally lower margins from export sales. Our gross profit margin is higher in the China domestic markets than export markets because products are generally sold at much higher prices on both the retail and wholesale levels in our industry in China. In addition, we continue to improve manufacturing efficiency through in-house production of key components of our products, thereby benefiting further from economies of scale as we also capture manufacture margins.

Q2/2011 OPERATING EXPENSES

SG&A expenses for the quarter were approximately $3.9 million, an increase of $1 million or 36% from $2.9 million for the same period of 2010, as expected, due to the hiring of additional direct sales staff and in-store product promoters to further our revenue growth in China. Our advertising costs remained minimal during the second quarter of 2011, as expected, because we use factory representatives and in-store promoters to promote our products directly to consumers at retail locations, which is a standard marketing practice in the small household appliances industry in China. The in-store promotion approach is highly effective in marketing products directly to consumers in the unique Chinese retail environment as compared to traditional mass media advertising channels that may incur significant advertising expenses without enhancing sales. According to a survey in the 2010 China Small Electronics Market Research Report, approximately 60% of Chinese consumers surveyed purchased small household appliances as a result of direct product introduction from in-store product promoters. Like other established domestic brands in China, our in-store promoters market our products exclusively and directly to in-store customer traffic.

Q2/2011 NET INCOME

Second quarter net income was $7.3 million, an increase of 22% from Q2/2010. Fully diluted earnings per share were $0.22, an EPS increase of 22% from Q2/2010.

$4.68 PER SHARE IN NET ASSETS, STRONG BALANCE SHEET, NO LONG-TERM DEBTS

Deer's shareholders' equity increased to approximately $157 million, or $4.68 per share in net assets. Deer had more than $22 million in cash and cash equivalents at the end of the second quarter without any long-term debts. Deer has sufficient cash on hand and has no plan to dilute our shareholders.

MANAGEMENT COMMENTS ON Q2/2011 FINANCIAL RESULTS

Bill He, Chairman & CEO of Deer commented: "Deer is pleased to report record second quarter financial results. In 2010, Deer entered China's domestic markets with a strong push by putting our "DEER" branded products on the shelves of approximately 3,000 retail locations across China. “DEER” branded products did especially well in the Guandong Province, Sichuan Province, Shaanxi Province, Zhejiang Province and Shandong Province. In 2011, Deer plans to continue to expand such store presence across China while adding in-store promotional staff to further enhance sales and sell-through. During the second quarter, we experienced strong customer product re-ordering from existing and new customers, as well as various levels of product sell-through. In certain product lines and during Chinese holidays, some of our products sold out completely. We made great efforts to replenish empty shelf space in some markets."

"China remains the world's largest and fastest growing consumer retail market and the most profitable marketplace in the world for small household appliances. There are approximately 35,000 retail locations across China that Deer could potentially penetrate. Deer has significant growth potentials in China for years to come."

"Deer anticipates significant revenue and net income growth for the remainder of 2011. We are comfortable with meeting and potentially exceeding our earnings guidance for 2011."

CHINA DOMESTIC MARKET EXPANSION STRATEGIES

"Due to the unique retail environment in China where more than 60% of consumers purchase small household products as a result of direct marketing push by in-store promotional staff, we target having about 1,000 in-store promotional staff in 2011 and significantly more in 2012 that will exclusively market 'DEER' branded products directly to end user customers. Deer's strategic focus is revenue growth in the high margin China domestic markets through the expansion of a growing 'DEER' branded product distribution network."

“Chinese consumers have experienced relatively strong positive real income growth in the past 12 months, which is expected to accelerate over the course of the year. We believe the rising standards of living will result in increased demand for quality consumer goods, such as small appliances. We plan to fully take advantage of this market opportunity by targeting our high quality products to these growing middle income Chinese consumers and providing exceptional customer service.”

"We anticipate higher gross margins over time due to an anticipated greater percentage of our overall blended revenue being derived from the higher margin China domestic markets. We also anticipate higher SG&A expenses over time primarily due to adding additional in-store product promotional staff. We believe that we will be able to manage SG&A growth along with significant revenue growth in order to maintain and enhance net profit margins."

"Deer's growth model is similar to that of Joyoung, China's market leader in the small household appliances industry. Joyoung has a large number of in-store promotional staff across China. Joyoung has built a strong consumer brand over time, maintains 37% gross profit margins on average and generates almost $1 billion in annual revenue with virtually all of its sales coming from China's domestic markets. Like Joyoung, Deer is pursuing a 'DEER' branding strategy and we constantly enhance our product offerings and adjust our market positions."

EXPORT SALES

“Our export sales declined in the 2nd quarter because of our deliberate decision to turn away customers that offered low profit margins. Manufacturing costs are currently rising in China due to a steady increase in wages and production costs. As international market prices are unable to match the increases in manufacturing costs in China, we have decided to focus on the China domestic market. If current economic trends continue, our OEM orders will decline. However, we plan to expand our export sales of our branded products to emerging markets such as the Middle East.”

COMPANY STRATEGY

“In the short-term we plan to build the reputation of our ‘DEER’ branded products to be the number one food preparation appliances brand by 2013. We also plan to focus sales of our high margin products, including our dehumidifier, vacuum cleaner, water filters and air purifier, to Chinese first and second tier cities that are experiencing strong economic growth.”

“Over the course of the next five years, we plan to also expand our ‘DEER’ brand in China to include complete integrated household appliance systems for the kitchen and bathroom. By 2016, we aim to be one of the top three manufacturers of integrated household appliances.”

“By positioning ourselves as a high end innovative brand, we believe we can take advantage of the growing demand for household appliances by China’s rapidly expanding middle class over the next ten years. We also plan to push our ‘DEER’ brand products in international markets across Asia and the Middle East.”

3RD QUARTER DIVIDEND APPROVED BY THE BOARD OF DIRECTORS

Deer's Board of Directors approved a $0.05 per share quarterly cash dividend for the third quarter from future earnings. The dividend will be paid on October 14, 2011, to shareholders of record at the close of business on September 30, 2011. Declaration and payment of future quarterly dividends will be made at the discretion of the Board of Directors.

AFFIRMS 2011 FINANCIAL GUIDANCE

In 2011, Deer anticipates revenues from the high margin China domestic sales to surpass export sales. Deer provides 2011 revenue guidance of between $200 and $220 million, net income guidance of between $35 million and $37 million, and targets EPS (Earnings per Share) between $1.08 and $1.12.

3-YEAR INSIDER SHARE LOCKUP, TOTAL MANAGEMENT COMMITMENT

As disclosed previously, Deer's entire management team has voluntarily entered into 3-year share lockup agreements, which prohibit them from selling any shares to the general public through at least 2013. The lockup agreements represent approximately 47% of Deer's entire outstanding shares. Deer management's vested interests are aligned with those of Deer's public shareholders. Deer has been led by its original founders since the inception of its operating business 17 years ago.

INVESTOR CONFERENCE CALL

Title:  Deer Consumer Products, Inc. 2011 Second Quarter Earnings Call

Date and time: August 9, 2011, 8:30 AM, US Eastern Daylight Time

International direct: +1 617 614.4070

US Toll free: 1 800 688.0796

Passcode: 829 752 74

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. is a NASDAQ Global Select Market listed U.S. company with its primary operations in China. Deer has a 17-year operating business as well as a strong balance sheet. Operated by Deer's founders and supported by more than 100 patents, trademarks, copyrights and approximately 2,000 staff, Deer is a leading provider of "DEER" branded consumer products to Chinese consumers and a leading vertically integrated manufacturer of small home and kitchen appliances for global customers. DEER's product lines include series of small household and kitchen appliances as well as personal care products designed to make modern lifestyles easier and healthier.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:
Corporate Contact:
Ms. Helen Wang, President
Deer Consumer Products, Inc.
Tel: 011-86-755-86028300
Email: investors@deerinc.com

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2011	DECEMBER 31, 2010
ASSETS	(UNAUDITED)

CURRENT ASSETS
Cash & equivalents	$22,305,057	$33,956,591
Restricted cash	6,603,895	1,347,385
Accounts receivable	52,268,056	52,686,494
Advances to suppliers	1,614,631	3,018,531
Other receivables	282,933	125,580
VAT receivable	5,405,713	2,839,718
Prepaid expenses	-	159,583
Deposits	813,709	445,740
Inventories	33,863,410	23,015,850

Total current assets	123,157,404	117,595,472

NON-CURRENT ASSETS
Property and equipment, net	20,722,837	20,453,404
Prepayment for land use rights	-	3,367,207
Intangible assets, net	36,126,275	38,308,468
Construction in progress	11,514,354	8,913,181
Other assets	-	4,570

Total noncurrent assets	68,363,466	71,046,830

TOTAL ASSETS	$191,520,870	$188,642,302

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$16,741,175	$26,247,453
Advance from customers	3,403,110	1,759,792
Income tax payable	5,284,657	5,536,646
Other payables and accrued expenses	2,331,610	3,001,716
Dividend payable	1,679,628	-
Notes payable	5,031,637	8,361,698

Total current liabilities	34,471,817	44,907,305

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 75,000,000 shares authorized; 33,592,562 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	33,593	33,593
Paid-in capital	91,136,274	91,084,958
Statutory reserve	7,577,047	6,127,639
Development fund	3,788,523	3,063,819
Accumulated other comprehensive income	9,797,344	6,315,475
Retained earnings	44,716,272	37,109,513

Total stockholders' equity	157,049,053	143,734,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$191,520,870	$188,642,302

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	Six Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010

Revenue	$79,803,830	$58,353,144	$45,127,684	$34,450,687
Cost of revenue	56,697,985	41,593,643	31,978,784	24,569,034

Gross profit	23,105,845	16,759,501	13,148,900	9,881,653

Operating expenses
Selling	5,529,852	3,248,420	2,912,415	1,820,456
General and administrative	2,274,687	1,764,689	1,034,061	1,089,623

Total operating expenses	7,804,539	5,013,109	3,946,476	2,910,079

Income from operations	15,301,306	11,746,392	9,202,424	6,971,574

Non-operating income (expenses)
Interest income	108,700	331,060	46,165	239,139
Interest expense	-	(49,461)	-	(19,755)
Exchange loss	(266,855)	(125,810)	(150,732)	(92,676)
Subsidy income	1,007,192	-	7,960	-
Other	(81,767)	8,223	(43,469)	22,824

Total non-operating income (expenses), net	767,270	164,012	(140,076)	149,532

Income before income tax	16,068,576	11,910,404	9,062,348	7,121,106
Income tax expense	2,928,099	1,852,841	1,715,817	1,100,566

Net income	13,140,477	10,057,563	7,346,531	6,020,540

Other comprehensive item
Foreign currency translation	3,481,869	398,436	2,005,459	363,071

Comprehensive Income	$16,622,346	$10,455,999	$9,351,990	$6,383,611

Basic weighted average shares outstanding	33,592,562	32,826,777	33,592,562	33,019,662

Diluted weighted average shares outstanding	33,592,562	33,729,852	33,592,562	33,703,876

Basic earnings per share	$0.39	$0.31	$0.22	$0.18

Diluted earnings per share	$0.39	$0.30	$0.22	$0.18

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(UNAUDITED)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,140,477	$10,057,563
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,438,861	716,576
Stock-based compensation	51,314	166,695
(Increase) decrease in current assets:
Accounts receivable	1,631,055	(5,742,579)
Advances to suppliers	1,458,712	(130,127)
Other receivables, prepayments, and deposits	(346,960)	(178,052)
Other assets	4,628	(84,155)
Inventories	(10,200,635)	(4,445,193)
Increase (decrease) in current liabilities:
Accounts payable	(9,998,292)	888,735
Advance from customers	1,617,080	(687,059)
Taxes payable	(2,847,344)	(296,630)
Notes payable	(3,487,834)	-
Other payables and accrued expenses	(742,220)	(271,366)

Net cash used in operating activities	(8,281,158)	(5,592)

CASH FLOWS FROM INVESTING ACTIVITIES:
Changes in restricted cash	(5,169,534)	(1,786,204)
Acquisition of property & equipment	(889,945)	(686,066)
Acquisition of intangible asset	(4,270,594)	(379,267)
Refund of deposit on land use right	10,380,731	-
Construction in progress	(2,367,640)	(2,008,746)

Net cash used in investing activities	(2,316,982)	(4,860,283)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid	(1,679,978)	-
Proceeds from exercise of warrants	-	6,951,527
Purchase of treasury shares	-	(6,945,950)
Offering costs paid	-	(320,000)

Net cash used in financing activities	(1,679,978)	(314,423)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	626,584	143,413

NET DECREASE IN CASH & EQUIVALENTS	(11,651,534)	(5,036,885)

CASH & EQUIVALENTS, BEGINNING OF PERIOD	33,956,591	79,333,729

CASH & EQUIVALENTS, END OF PERIOD	$22,305,057	$74,296,844

Supplemental Cash flow data:
Income tax paid	$3,213,565	$1,251,617
Interest paid	$-	$-